Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-258769 of Pathfinder Acquisition Corporation on Form S-4 of our report dated August 12, 2021, relating to the financial statements of ServiceMax, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California
September 16, 2021